FTS Contract No. 0012

SERVICE AGREEMENT
UNDER RATE SCHEDULE FTS

THIS AGREEMENT, made and entered into this 29th day of August, 2014 by and between DOMINION COVE POINT LNG, LP (“Operator”) and WASHINGTON GAS LIGHT COMPANY (“Buyer”).

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Service to be Rendered. Operator shall perform and Buyer shall receive FTS service in accordance with the provisions of the effective Rate Schedule FTS, the applicable General Terms and Conditions of Operator’s FERC Gas Tariff, Original Volume No. 1, on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission and the terms and conditions of this Service Agreement including Appendix A and B. The maximum obligation of Operator to provide FTS service to or for Buyer is specified in Appendix A, as the same may be amended from time to time by agreement between Buyer and Operator. Service hereunder shall be provided subject to the provisions of Subpart G of Part 284 of the Commission’s regulations.

Section 2. Term. Service under this Agreement shall commence as of September 1, 2014 and shall continue in full force and effect until April 30, 2025 and year to year thereafter unless terminated by written notice from one party to the other upon twelve months notice. Pre-granted abandonment shall apply upon termination of this Agreement; provided however, the Buyer shall have any rights of first refusal applicable under Operator’s FERC Gas Tariff.

Section 3. Rates. Rates and charges described on Appendix B attached hereto.

Section 4. Notices. Notices to Operator under this Agreement shall be addressed to it at 707 East Main Street, Richmond, VA 23219 and notices to Buyer shall be addressed to it at 6801 Industrial Road, Springfield, VA 22151. Attention: Director, Energy Acquisition, until changed by either party by written notice.

Section 5. Superseded Agreements. This Service Agreement supersedes and cancels, as of the effective date hereof, the following Service Agreements: The “Service Agreement Under Rate Schedule FTS” dated January 1, 2004.

WASHINGTON GAS LIGHT COMPANY        DOMINION COVE POINT LNG, LP

By its general partner,
Dominion Cove Point LNG Company, LLC

By: __________________________________    By: ________________________________

Title: ________________________________    Title: ______________________________

Date: ________________________________    Date: ______________________________

Appendix A
to
FTS Service Agreement
between Dominion Cove Point LNG, LP (Operator)
and Washington Gas Light Company (Buyer)

Maximum Firm Transportation Quantity (MFTQ):        350,000 (Dth/day)

Primary Receipt Points

Measuring                            Maximum Daily
Sta. Name                            Quantity (Dth/day)

Interconnection between                     75,000
Dominion Transmission, Inc and
Operator at Loudoun, Virginia

Interconnection between Transcontinental             150,000
Gas Pipe Line Company and Operator at
Pleasant Valley

Interconnection between Columbia                 125,000
Gas Transmission and Operator at
Loudoun, Virginia

Primary Delivery Points

Measuring                            Maximum Daily
Sta. Name                            Quantity (Dth/day)

Interconnect between Operator and                 47,000
Buyer at Centerville

Interconnect between Operator and                 2,500
Buyer at Prince Frederick

Interconnect between Operator and                 9,000
Buyer at White Plains

Interconnect between Operator and                 258,000
Buyer at Gardiner Road

Interconnect between Operator and                 9,500
Buyer at Patuxent River

Interconnect between Operator and                 24,000
Buyer at Willowsford

The Master List of Interconnects (MLI) as published on Operator’s Electronic Bulletin Board is incorporated herein by reference for the purposes of listing valid secondary receipt points and delivery points.

Service changes pursuant to this Appendix A shall become effective as of September 1, 2014. This Appendix A shall cancel and supersede the previous Appendix A dated January 1, 2004, to the Service Agreement referenced above. With the exception of this Appendix A, all other terms and conditions of said Service Agreement shall remain in full force and effect.

WASHINGTON GAS LIGHT COMPANY        DOMINION COVE POINT LNG, LP

By its general partner,
Dominion Cove Point LNG Company, LLC

By: __________________________________    By: ________________________________

Title: ________________________________    Title: ______________________________

Date: ________________________________    Date: ______________________________

Appendix B
to
FTS Service Agreement
between Dominion Cove Point LNG, LP (Operator)
and Washington Gas Light Company (Buyer)

Rates and Charges:

Unless otherwise mutually agreed in a written amendment to this Agreement, Buyer shall pay Operator for transportation service rendered pursuant to this Agreement, the maximum rates and charges, including the incremental fuel retention and electric power surcharge, provided under Rate Schedule FTS for the Cove Point East Project set forth in the “Summary of Incremental Rates” in Operator’s effective FERC Gas Tariff, as well as all other rates, charges, surcharges and penalties applicable under Rate Schedule FTS, including the maximum usage charge and the applicable Fuel Retention Percentage. Upon the beginning of the term of this Agreement, the incremental reservation rate shall be consistent with the FERC’s order granting Operator its certificate in Docket NO CP03-74-000.

Contractual Right of First Refusal (if applicable):

Term provisions agreed to pursuant to Section 5.(b) (2) of the GT&C of Operator’s FERC Gas Tariff (if applicable): N/A

Minimum or maximum pressures at delivery points agreed to pursuant to Section 9(a) of the GT&C of Operator’s FERC Gas Tariff (if applicable):

Delivery pressure at Gardiner road shall be no less than 750 pounds per square inch gauge, when requested by Buyer.

This Appendix B shall become effective as of September 1, 2014 and shall cancel and supersede the previous Appendix B to the Service Agreement dated January 1, 2004. With the exception of this Appendix B, all other terms and conditions of said Service Agreement shall remain in full force and effect.

WASHINGTON GAS LIGHT COMPANY        DOMINION COVE POINT LNG, LP

By its general partner,
Dominion Cove Point LNG Company, LLC

By: __________________________________    By: ________________________________

Title: ________________________________    Title: ______________________________

Date: ________________________________    Date: ______________________________